Exhibit 99.1

Financial Contact:     Mimi E. Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS SECOND QUARTER FISCAL 2017 RESULTS

NASHVILLE, Tenn., Sept. 1, 2016 --- Genesco Inc. (NYSE: GCO) today reported earnings from continuing operations for the second quarter ended July 30, 2016, of $14.5 million, or $0.72 per diluted share, compared to earnings from continuing operations of $7.6 million, or $0.32 per diluted share, for the second quarter ended August 1, 2015. Fiscal 2017 second quarter results reflect a pretax gain of $10.4 million, or $0.38 per diluted share after tax, including an $8.9 million gain on network intrusion expenses as a result of a litigation settlement and a $2.5 million gain on the sale of Lids Team Sports, partially offset by $1.0 million for asset impairment charges. Fiscal 2016 second quarter results reflect pretax items of $1.8 million, or $0.04 per share after tax, including $0.6 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, which was required to be expensed as compensation because the payment was contingent upon the payees’ continued employment; and $1.2 million for asset impairment charges and network intrusion expenses.

Adjusted for the items described above in both periods, earnings from continuing operations were $6.9 million, or $0.34 per diluted share, for the second quarter of Fiscal 2017, compared to earnings from continuing operations of $8.5 million, or $0.36 per diluted share, for the second quarter of Fiscal 2016. For consistency with Fiscal 2017's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the second quarter of Fiscal 2017 decreased 4.6% to $626 million from $656 million in the second quarter of Fiscal 2016, reflecting the divestiture of the Lids Team Sports business in the fourth quarter of Fiscal 2016. Consolidated second quarter Fiscal 2017 comparable sales, including same store sales and comparable e-commerce and catalog sales, decreased 1%, with a 4% decrease in the Journeys Group, flat comps at Lids Sports Group, a 1% decrease in the Schuh Group, and a 3% increase in the Johnston & Murphy Group. Comparable sales for the Company reflected a 2% decrease in same store sales and a 1% decrease in e-commerce sales.

Robert J. Dennis, Genesco Chairman, President, and Chief Executive Officer, said, “Our comparable sales were challenged during the second quarter particularly in July with the emergence of a fashion rotation at Journeys. We experienced a sudden shift away from many of the core styles that have fueled Journeys’ strong performances in recent years. We were able to offset the effect this headwind had on our bottom line through a meaningful improvement in Lids Sports Group and continued strength at Johnston & Murphy combined with share repurchases over the past year.

"The third quarter is off to a difficult start driven largely by the impact of the fashion shift at Journeys during the height of the back to school season and challenges at Schuh. Comparable sales for the third quarter through Saturday, August 27, 2016, are down (5%) from the same period last year.

"Based on our comparable sales trend and expectations for sustained challenges due to the fashion rotation at Journeys and conditions at Schuh, we are lowering our full year outlook. We now expect adjusted diluted earnings per share for the fiscal year ending January 28, 2017, in the range of $3.80 to $4.00,

Exhibit 99.1

compared to our previously issued guidance range of $4.80 to $4.90.” These expectations do not include expected non-cash asset impairments and other charges including the gain on a litigation settlement and gain on the sale of Lids Team Sports in the second quarter this year, estimated in the range of a $1.2 million pretax gain to a $3.0 million pretax charge, or $(0.04) to $0.09 per share after tax, for the full fiscal year. This guidance assumes a comparable sales decrease in the low single digit range for the full year. A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Dennis concluded, “While we are disappointed with our reduced outlook, we are confident that the Journeys’ team will be able to leverage their experience and strong vendor relationships to ensure Journeys emerges from this current cycle with leading, trend right merchandise assortments.”

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on September 1, 2016 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of non-cash asset impairments related to retail store fixed assets and intangible assets of acquired businesses; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; the level of chargebacks from credit card users for fraudulent purchases or other reasons; weakness in the consumer economy and retail industry; competition in the Company's markets; fashion trends that affect the sales or product margins of the Company's retail product offerings; weakness in shopping mall traffic and challenges to the viability of malls where the Company operates stores, related to planned closings of department stores or other factors; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers or the inability of wholesale customers or consumers to obtain credit; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union, including potential effects on consumer demand, currency exchange rates, and the supply chain; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events such as the Super Bowl and World Series, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company's Lids Sports Group retail businesses. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing

Exhibit 99.1

stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; disruptions in the Company’s information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,800 retail stores and leased departments throughout the U.S., Canada, the United Kingdom, the Republic of Ireland and Germany, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Little Burgundy, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsclubhouse.com, http://shop.neweracap.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, G.H. Bass & Co., SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	July 30,	August 1,	July 30,	August 1,
In Thousands	2016	2015	2016	2015
Net sales	$625,557	$655,525	$1,274,350	$1,316,122
Cost of sales	310,820	335,434	629,916	669,698
Selling and administrative expenses*	302,662	306,422	610,905	613,855
Asset impairments and other, net	(7,945)	1,173	(4,388)	3,819
Earnings from operations	20,020	12,496	37,917	28,750
Gain on sale of Lids Team Sports	(2,485)	—	(2,485)	—
Interest expense, net	1,306	928	2,443	1,573
Earnings from continuing operations
before income taxes	21,199	11,568	37,959	27,177

Income tax expense	6,695	3,975	12,891	9,639
Earnings from continuing operations	14,504	7,593	25,068	17,538

Provision for discontinued operations	74	(73)	(80)	(140)
Net Earnings	$14,578	$7,520	$24,988	$17,398

*Includes $0.6 million and $1.5 million in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 1, 2015, respectively.

Earnings Per Share Information
	Three Months Ended		Six Months Ended
	July 30,	August 1,	July 30,	August 1,
In Thousands (except per share amounts)	2016	2015	2016	2015

Average common shares - Basic EPS	20,195	23,538	20,505	23,544

Basic earnings per share:
Before continuing operations	$0.72	$0.32	$1.22	$0.74
Net earnings	$0.72	$0.32	$1.22	$0.74

Average common and common
equivalent shares - Diluted EPS	20,244	23,616	20,617	23,695

Diluted earnings per share:
Before continuing operations	$0.72	$0.32	$1.22	$0.74
Net earnings	$0.72	$0.32	$1.21	$0.73

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	July 30,	August 1,	July 30,	August 1,
In Thousands	2016	2015	2016	2015
Sales:
Journeys Group	$252,134	$247,177	$546,355	$525,809
Schuh Group	96,960	103,204	172,630	181,766
Lids Sports Group	188,912	222,218	368,288	428,547
Johnston & Murphy Group	65,151	60,822	135,126	127,184
Licensed Brands	22,100	21,942	51,566	52,519
Corporate and Other	300	162	385	297
Net Sales	$625,557	$655,525	$1,274,350	$1,316,122
Operating Income (Loss):
Journeys Group	$4,481	$9,228	$24,101	$33,650
Schuh Group (1)	5,693	4,892	3,032	2,231
Lids Sports Group	7,132	5,593	13,169	2,196
Johnston & Murphy Group	2,255	846	7,097	4,823
Licensed Brands	234	1,158	2,087	4,181
Corporate and Other (2)	225	(9,221)	(11,569)	(18,331)
Earnings from operations	20,020	12,496	37,917	28,750
Gain on sale of Lids Team Sports	(2,485)	—	(2,485)	—
Interest, net	1,306	928	2,443	1,573
Earnings from continuing operations
before income taxes	21,199	11,568	37,959	27,177
Income tax expense	6,695	3,975	12,891	9,639
Earnings from continuing operations	14,504	7,593	25,068	17,538

Provision for discontinued operations	74	(73)	(80)	(140)
Net Earnings	$14,578	$7,520	$24,988	$17,398

(1)Includes $0.6 million and $1.5 million in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 1, 2015, respectively.

(2) Includes a $7.9 million gain in the second quarter of Fiscal 2017 which includes an $8.9 million gain for network intrusion expenses as a result of a litigation settlement, partially offset by $1.0 million for asset impairments. Includes a $4.4 million gain for the first six months of Fiscal 2017 which includes an $8.9 million gain for network intrusion expenses as a result of a litigation settlement, partially offset by $4.4 million for asset impairments and $0.1 million for other legal matters.

Includes a $1.2 million charge in the second quarter of Fiscal 2016 which includes $1.0 million for asset impairments and $0.2 million for network intrusion expenses. Includes a $3.8 million charge for the first six months of Fiscal 2016 which includes $2.0 million for network intrusion expenses, $1.7 million for asset impairments and $0.1 million for other legal matters.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	July 30,	August 1,
In Thousands	2016	2015
Assets
Cash and cash equivalents	$41,466	$48,997
Accounts receivable	46,469	58,385
Inventories	663,708	734,803
Other current assets	97,527	99,836
Total current assets	849,170	942,021
Property and equipment	321,231	310,415
Goodwill and other intangibles	366,186	393,155
Other non-current assets	44,726	38,297
Total Assets	$1,581,313	$1,683,888
Liabilities and Equity
Accounts payable	$269,371	$271,021
Current portion long-term debt	10,620	18,764
Other current liabilities	127,714	135,986
Total current liabilities	407,705	425,771
Long-term debt	124,981	94,281
Pension liability	9,487	21,686
Deferred rent and other long-term liabilities	152,221	146,135
Equity	886,919	996,015
Total Liabilities and Equity	$1,581,313	$1,683,888

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Six Months Ended July 30, 2016
	Balance	Acqui-			Balance			Balance
	1/31/2015	sitions	Open	Close	1/30/2016	Open	Close	7/30/2016
Journeys Group	1,182	37	29	26	1,222	17	9	1,230
Journeys	834	—	13	5	842	9	5	846
Underground by Journeys	110	—	—	12	98	—	2	96
Journeys Kidz	189	—	16	5	200	8	—	208
Shi by Journeys	49	—	—	3	46	—	2	44
Little Burgundy	—	37	—	1	36	—	—	36
Schuh Group	108	—	17	—	125	4	3	126
Lids Sports Group*	1,364	—	27	59	1,332	7	64	1,275
Johnston & Murphy Group	170	—	8	5	173	4	3	174
Shops	105	—	3	5	103	3	2	104
Factory Outlets	65	—	5	—	70	1	1	70
Total Retail Units	2,824	37	81	90	2,852	32	79	2,805

Retail Units Operated - Three Months Ended July 30, 2016

	Balance	Acqui-			Balance
	4/30/2016	sitions	Open	Close	7/30/2016
Journeys Group	1,220	—	12	2	1,230
Journeys	841	—	5	—	846
Underground by Journeys	97	—	—	1	96
Journeys Kidz	201	—	7	—	208
Shi by Journeys	45	—	—	1	44
Little Burgundy	36	—	—	—	36
Schuh Group	124	—	3	1	126
Lids Sports Group*	1,317	—	4	46	1,275
Johnston & Murphy Group	172	—	3	1	174
Shops	102	—	2	—	104
Factory Outlets	70	—	1	1	70
Total Retail Units	2,833	—	22	50	2,805

*Includes 150 Locker Room by Lids in Macy's stores as of July 30, 2016.

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended		Six Months Ended
	July 30,	August 1,	July 30,	August 1,
	2016	2015	2016	2015
Journeys Group	(4)%	4%	(1)%	5%
Schuh Group	(1)%	8%	(3)%	6%
Lids Sports Group	—%	8%	1%	6%
Johnston & Murphy Group	3%	10%	4%	6%
Total Comparable Sales	(1)%	7%	—%	6%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended July 30, 2016 and August 1, 2015

	Three Months Ended
	July 30, 2016			August 1, 2015
		Net of	Per Share		Net of	Per share
In Thousands (except per share amounts)	Pretax	Tax	Amounts	Pretax	Tax	Amounts
Earnings from continuing operations, as reported		$14,504	$0.72		$7,593	$0.32

Pretax adjustments:
Impairment charges	$1,018	665	0.03	$931	594	0.03
Deferred payment - Schuh acquisition	—	—	—	553	553	0.02
Sale of Lids Team Sports	(2,485)	(1,602)	(0.08)	—	—	—
Other legal matters	—	—	—	16	10	—
Network intrusion expenses	(8,963)	(5,777)	(0.29)	226	147	0.01
Total adjustments	$(10,430)	(6,714)	(0.34)	$1,726	1,304	0.06
Resolution of income tax matters		(872)	(0.04)		(417)	(0.02)
Adjusted earnings from continuing operations (1) & (2)		$6,918	$0.34		$8,480	$0.36

(1) The adjusted tax rate for the second quarter of Fiscal 2017 is 35.0% excluding a FIN 48 discrete item of $0.1 million. The adjusted tax rate for the second quarter of Fiscal 2016 is 36.0% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 20.2 and 23.6 million share count for Fiscal 2017 and 2016, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended July 30, 2016 and August 1, 2015

	Three Months Ended July 30, 2016
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$4,481	$—	$4,481
Schuh Group	5,693	—	5,693
Lids Sports Group	7,132	—	7,132
Johnston & Murphy Group	2,255	—	2,255
Licensed Brands	234	—	234
Corporate and Other	225	(7,945)	(7,720)

Total Operating Income	$20,020	$(7,945)	$12,075

	Three Months Ended August 1, 2015
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$9,228	$—	$9,228
Schuh Group*	4,892	553	5,445
Lids Sports Group	5,593	—	5,593
Johnston & Murphy Group	846	—	846
Licensed Brands	1,158	—	1,158
Corporate and Other	(9,221)	1,173	(8,048)

Total Operating Income	$12,496	$1,726	$14,222

*Schuh Group adjustments include $0.6 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Six Months Ended July 30, 2016 and August 1, 2015

	Six Months Ended
	July 30, 2016			August 1, 2015
		Net of	Per Share		Net of	Per share
In Thousands (except per share amounts)	Pretax	Tax	Amounts	Pretax	Tax	Amounts
Earnings from continuing operations, as reported		$25,068	$1.22		$17,538	$0.74

Pretax adjustments:
Impairment charges	$4,453	2,870	0.14	$1,697	1,081	0.05
Deferred payment - Schuh acquisition	—	—	—	1,490	1,490	0.06
Sale of Lids Team Sports	(2,485)	(1,602)	(0.08)	—	—	—
Other legal matters	90	57	—	118	75	—
Network intrusion expenses	(8,931)	(5,756)	(0.28)	2,004	1,277	0.05
Total adjustments	$(6,873)	(4,431)	(0.22)	$5,309	3,923	0.16
Resolution of income tax matters		(766)	(0.04)		(812)	(0.03)
Adjusted earnings from continuing operations (1) & (2)		$19,871	$0.96		$20,649	$0.87

(1) The adjusted tax rate for the first six months of Fiscal 2017 is 35.6% excluding a FIN 48 discrete item of $0.2 million. The adjusted tax rate for the first six months of Fiscal 2016 is 36.3% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 20.6 and 23.7 million share count for Fiscal 2017 and 2016, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Six Months Ended July 30, 2016 and August 1, 2015

	Six Months Ended July 30, 2016
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$24,101	$—	$24,101
Schuh Group	3,032	—	3,032
Lids Sports Group	13,169	—	13,169
Johnston & Murphy Group	7,097	—	7,097
Licensed Brands	2,087	—	2,087
Corporate and Other	(11,569)	(4,388)	(15,957)

Total Operating Income	$37,917	$(4,388)	$33,529

	Six Months Ended August 1, 2015
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$33,650	$—	$33,650
Schuh Group*	2,231	1,490	3,721
Lids Sports Group	2,196	—	2,196
Johnston & Murphy Group	4,823	—	4,823
Licensed Brands	4,181	—	4,181
Corporate and Other	(18,331)	3,819	(14,512)

Total Operating Income	$28,750	$5,309	$34,059

*Schuh Group adjustments include $1.5 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 28, 2017

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2017		Fiscal 2017
Forecasted earnings from continuing operations	$82,259	$4.04	$75,686	$3.71

Adjustments: (1)
Gain on sale of Lids Team Sports	(1,580)	(0.08)	(1,580)	(0.08)
Pension settlement	636	0.03	2,544	0.12
Asset impairment and other charges*	211	0.01	927	0.05

Adjusted forecasted earnings from continuing operations (2)	$81,526	$4.00	$77,577	$3.80

*Includes $8.9 million gain for network intrusion expenses related to a litigation settlement in the second quarter this year.

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2017 is approximately 36.4%.

(2) EPS reflects 20.4 million share count for Fiscal 2017 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.